EXHIBIT 11.1   COMPUTATION OF EARNINGS PER SHARE

                       CELLULAR TECHNICAL SERVICES COMPANY, INC.
                           COMPUTATION OF EARNINGS PER SHARE
                                     (unaudited)

                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                        JUNE 30,                      JUNE 30,
                                -------------------------    -------------------------
                                   1996            1995         1996         1995
                                ------------  -----------    ------------  -----------
Primary earnings per share:
 Net income (loss) for
 calculation of primary
 earnings per share            $(1,990,438)  $   492,510    $(4,490,997)  $   735,637
                                ------------  -----------    ------------  -----------
                                ------------  -----------    ------------  -----------
Weighted average number of
shares outstanding              21,898,426    19,895,720     21,753,664    19,824,264

Dilutive effect of outstanding
 stock options - based upon the
 Treasury Stock Method using
 average market price(1)                       2,791,660                    2,598,770
                                ------------  -----------    ------------  -----------

Weighted average number of
shares, as adjusted, for
calculation of primary
earnings per share              21,898,426    22,687,380     21,753,664    22,423,034
                                ------------  -----------    ------------  -----------
                                ------------  -----------    ------------  -----------
Primary earnings (loss) per
share(2)                            $   (.09)   $   .02        $   (.21)     $  .03
                                ------------  -----------    ------------  -----------
                                ------------  -----------    ------------  -----------

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(1) Common Stock equivalent shares have not been considered in the calculations for the three and six month periods ended June 30, 1996 because the effect would be antidilutive.

(2) Fully diluted earnings per share computations are not included since they would not materially change results presented on the primary earnings per share basis.


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